EXHIBIT 4.8

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "AGREEMENT") is made this day of March, 1999, by and between Innovative Valve Technologies, Inc., a Delaware corporation ("IVT"), Chase Bank of Texas, National Association, Wells Fargo Bank (Texas), National Association, Bank of America Texas, N.A., Comerica Bank-Texas, and National City Bank of Kentucky (each a "MEMBER" and collectively, the "BANK GROUP").

         WHEREAS, concurrently with the execution hereof, IVT is issuing to the Bank Group Warrants ("WARRANTS") exercisable for an aggregate of 482,262 shares of IVT's outstanding common stock, par value $0.001 per share (the "WARRANT SHARES"), subject to adjustment as set forth in the Warrants; and

         WHEREAS, IVT desires to grant to the Bank Group certain registration rights in respect of the Warrant Shares as provided in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IVT and the Members of the Bank Group hereby agree as follows:


1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings specified below, whether or not capitalized or underlined in the text of the Agreement:

         (a) "CHANGE OF CONTROL TRANSACTION" shall mean (1) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d) or 14(d)(2) of the Exchange Act, or any successor provision) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise more than 50% of the total voting power of all shares of capital stock of the Company entitling the holders thereof to vote generally in elections of directors; or (2) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sale, lease or exchange of all or substantially all of the property and assets of the Company (other than a transaction which (x) does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company or (y) is effected primarily to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange or outstanding shares of Common Stock solely into shares of common stock of the surviving entity).

         (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any rulings, regulations, or interpretations promulgated thereunder by the United States Securities and Exchange Commission ("SEC").


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         (c) "EXEMPT OFFERING" shall mean any offering by IVT of shares of common stock (i) in connection with or pursuant to any benefit, compensation, incentive or saving plan or program in which solely the officers, directors, employees or independent contractors of IVT or any of its subsidiaries participate, (ii) as consideration in any business combination or acquisition transaction, (iii) filed in connection with an exchange offer or offering of common stock or of securities convertible or exchangeable into common stock made solely to IVT's existing stockholders in connection with a rights offering, or (iv) made pursuant to Regulation S under the Securities Act (or any similar provision then in force).

         (d) "IVT" shall mean Innovative Valve Technologies, Inc., a Delaware corporation, and any corporation or business entity resulting from the merger, consolidation, or conversion of IVT.

         (e) "MAJORITY IN INTEREST" shall mean the holders of greater than 60% of the then outstanding Warrants and/or Warrant Shares.

         (f) "MATERIAL ADVERSE EFFECT" shall mean any material adverse change in the condition (financial or otherwise), business, operations, properties, prospects, assets or liabilities of IVT (whether or not covered by insurance).

         (g) "PERSON" shall mean any natural person, sole proprietorship, corporation, partnership, limited liability company, business trust, unincorporated organization or association, estate, trust or other entity.

         (h) "REGISTRABLE SHARES" shall mean the Warrant Shares and any securities issued or issuable with respect to the Warrant Shares by way of dividend or split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization or otherwise.

         (i) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and any rulings, regulations, or interpretations promulgated thereunder by the SEC.

2.       PIGGYBACK REGISTRATION RIGHTS.

         (a) If IVT at any time proposes to file on its behalf and/or on behalf of any of its stockholders a registration statement under the Securities Act on any registration form (other than pursuant to an Exempt Offering) for any class that is the same or substantially similar to the Registrable Shares, it will give written notice to each Member, setting forth the terms of the proposed offering and such other information as Member may reasonably request, at least 21 days before the initial filing with the SEC of such registration statement, and offer to include in such filing all or any portion of such Registrable Shares as each such Member may request. If any Member desires to have all or any portion of the Registrable Shares registered under this
         SECTION 2, each Member shall advise IVT in writing within 15 days after the date of receipt of such offer from IVT, setting forth the amount of such Registrable

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         Shares for which registration is requested. IVT shall thereupon include in such registration statement the amount of the Registrable Shares for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable
         Shares.

         (b) Notwithstanding the foregoing, if in the reasonable opinion of the managing underwriter (or financial advisor of IVT if not an underwritten public offering) the success of the offering would be adversely affected by inclusion of the Registrable Shares requested to be included, then the amount of securities to be offered by the Bank Group shall be reduced (pro rata among the applicable Members) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter (or financial advisor); PROVIDED, that if securities are being offered for the account of other persons or entities as well as IVT, then with respect to the Registrable Shares, the proportion by which the amount of the Registrable Shares is reduced shall not exceed the proportion by which the amount of such class of securities intended to be offered by such other persons or entities (other than IVT) is reduced.

3.       DEMAND REGISTRATION RIGHTS.

         (a) At any time following the earlier to occur of (i) April 1, 2000, or
         (ii) a Change of Control Transaction , a Majority in Interest may request IVT, by written notice (a "DEMAND NOTICE"), to register under the Securities Act (a "DEMAND REGISTRATION") all or any portion of the Registrable Shares held by the Bank Group on terms and conditions comparable to those normally applicable to offerings of similar securities in reasonably similar circumstances, including, without limitation, a continuous or "shelf" registration statement, it being specifically agreed that the Bank Group shall be allowed only one Demand Registration. A registration pursuant to this Section 3 shall not be deemed to have been effected (and it shall not count as a Demand Registration) unless the registration statement relating to all Registrable Shares requested to be included has become effective under the Securities Act; provided, however, if after the registration statement has become effective, (i) the offering pursuant to registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the Bank Group's right to make sales of Registrable Shares is suspended by IVT as described in Section 3(b), such registration will not be deemed to have been effected (and it shall not count as a Demand Registration).

         (b) Promptly following receipt of any Demand Notice under this SECTION 3, IVT shall use its best efforts to register under the Securities Act the Registrable Shares specified in the Demand Notice; provided, however, that IVT shall not be required to maintain the effectiveness of any registration statement pursuant to this Agreement for a period in excess of the lesser of (i) one year or (ii) the completion of the distribution, in each case exclusive of any period of time during which the right of the Members to make sales thereunder or the effectiveness of such registration statement is suspended by IVT as provided in this
         SECTION 3. A request shall be considered made only when (i) all of the Registrable Shares

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         requested to be included in any such registration has been so included,
         (ii) the corresponding registration statement has become effective under the Securities Act, and (iii) the public offering has been consummated on the terms and conditions specified therein or, if not consummated, such failure was not attributable to an action taken by IVT. Notwithstanding anything to the contrary contained herein, IVT shall not be obligated to prepare and file any registration statement pursuant to this SECTION 3, or prepare or file any amendment or supplement thereto, and may suspend the Members' right to make sales of the Registrable Shares pursuant to an effective registration statement, at any time when IVT, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would materially and adversely affect a pending or proposed public offering of IVT's securities, or an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction or negotiations, discussions or pending proposals with respect thereto. The filing of a registration statement, or any amendment or supplement thereto, by IVT cannot be deferred, and the Members' right to make sales pursuant to an effective registration statement cannot be suspended, pursuant to the provisions of the preceding sentence, for more than 60 days after the abandonment or consummation of any of the foregoing offerings, proposals or transactions or, in any event, for more than 90 days after the date of the Board's determination pursuant to the preceding sentence of this SECTION 3.

         (c) IVT shall not be required by this SECTION 3 to include a Member's Registrable Shares in any registration statement which is to be filed if, in the opinion of counsel for such Member and IVT (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel (or such Member and IVT)), the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Securities Act of 1933, as amended.

4. OBLIGATIONS OF IVT. Whenever required under this Agreement to effect the registration of all or any portion of the Registrable Shares, IVT shall, as expeditiously as possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective for the period of distribution as contemplated thereby, including, without limitation, the period necessary to allow distribution in accordance with any request for a "shelf" registration as contemplated by SECTION 3(A) hereof.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement including, without limitation, the period necessary to allow distribution in accordance with any request for a "shelf" registration as contemplated by SECTION 3(A) hereof.

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        (c) Furnish to each Member and to each underwriter such numbers of copies of the registration statement and the prospectus included therein, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Member.

         (d) Immediately notify each Member in writing at any time when a prospectus relating to any such Member is required to be delivered under the Securities Act of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and promptly prepare and make available to each such Member any such supplement or amendment, promptly after such supplement or amendment may be used in connection with the offer for sale of the Registrable Shares without thereby violating any federal or state securities laws.

         (e) Use its best efforts to register and qualify the Registrable Shares covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that IVT shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (f) Allow the Bank Group, in its sole discretion, to select an underwriter or underwriters in connection with any public offering resulting from its exercise of its right to request a Demand Registration, provided that IVT's approval of such underwriter(s) shall be required, with such approval not to be unreasonably withheld.

         (g) Provide a transfer agent for the Registrable Shares no later than the effective date of the first registration of the Registrable Shares.

         (h) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

         (i) Use its best efforts to cause the Registrable Shares either (a) to be listed on a national securities exchange (if the Registrable Shares are not already so listed) and on each additional national securities exchange on which similar securities issued by IVT are then listed, if the listing of the Registrable Shares is then permitted under the rules of such exchange, or (b) to secure designation of all the Registrable Shares as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the SEC or, failing that, to secure listing on NASDAQ for the Registrable Shares and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two
         (2) market makers to register as such with respect to the Registrable Shares with the National Association of Securities Dealers, Inc.

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         (j) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as each Member shall reasonably request in order to expedite or facilitate the disposition of the Registrable Shares.

         (k) On the effective day of such registration statement or, in the case of an underwritten offering, on the date of delivery of the Registrable Shares sold pursuant thereto, IVT shall cause to be delivered to each Member and the underwriters, opinions of counsel for IVT, which opinions (in form, scope, and substance) shall be reasonably satisfactory to counsel for the underwriters and counsel for the Members, covering the matters customarily covered in opinions given to underwriters and selling interest holders, respectively, in secondary underwritten public offerings. Immediately prior to the effectiveness of such registration statement, or, in the case of an underwritten offering, at the time of delivery of any Registrable Shares sold pursuant thereto, IVT shall cause to be delivered to each Member and the underwriters letters from IVT's independent public accountants with respect to IVT within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with underwritten public offerings.

         (l) Make available for inspection by each Member, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant, or other agent retained by each Member or any such underwriter, all pertinent financial and other records and pertinent corporate documents and properties of IVT, and cause all of IVT's officers, directors and employees to supply all information reasonably requested by each Member, or any such underwriter, attorney, accountant or agent in connection with any such registration statement.

         (m) Use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time.

         (n) Make such representations and warranties to the Members and the underwriters as are customarily made by issuers to underwriters and the Members, as the case may be, in underwritten public offerings.

5. OBLIGATIONS OF THE MEMBERS. (a) In order to participate in any registration hereunder of the Registrable Shares, the Members shall:

                  (i) agree to sell its Registrable Shares on the basis provided in any underwriting arrangement approved by IVT, provided such basis is then customary in the securities business for such an offering of the type covered in the registration statement;


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                  (ii) enter into a written agreement with the managing
         underwriter or representative of the underwriters in such form and containing such provisions as are then customary in the securities business for such an offering of the type covered in the registration statement; and

                  (iii) complete and execute all questionnaires, powers of attorney, indemnities and other documents as are reasonably required under the terms of those arrangements and as are then customary in the securities business for such an offering of the type covered in the registration statement.

         (b) Each Member agrees that it will not sell, transfer or otherwise dispose of Registrable Shares in a public transaction (including through put or short-sale arrangements) in the period (i) beginning 10 days prior to the effectiveness under the Securities Act of any registration statement covering shares of common stock being publicly offered by IVT or in an Exempt Offering of the type specified in clause
         (iii) of the definition of Exempt Offering and (ii) ending 90 days following the date of that effectiveness. IVT will provide each Member written notice of any such lockup period.

6. EXPENSES OF REGISTRATION. Except as provided in the following sentence, IVT shall bear all expenses arising or incurred in connection with any of the transactions contemplated by this Agreement, including, without limitation, (a) all expenses incident to filing with the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars, (b) registration fees, (c) listing fees, (d) printing expenses, (e) accounting and legal fees and expenses of IVT, (f) expenses of any special audits or comfort letters incident to or required by any such registration or qualification, and (g) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification. Notwithstanding the foregoing, each Member shall pay all of its legal expenses, fees and expenses of any other special experts retained by such Member in connection with the registration, and its underwriting discount and selling commissions incurred in connection with each registration pursuant to this Agreement.

7. OTHER REGISTRATION RIGHTS. If, on or after the date of this Agreement, IVT grants to any person with respect to any security issued by IVT or any of its subsidiaries registration rights that provide for terms that are in any manner more favorable to the holder of such registration rights than the terms granted to the Bank Group hereunder, or if IVT amends or waives any provision of any agreement providing registration rights of others or takes any other action whatsoever to provide for terms that are more favorable to other holders than the terms provided to the Bank Group hereunder, then this Agreement shall immediately be deemed amended to provide the Bank Group with any and all of such more favorable terms as the Members shall elect to include herein.

8. TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Bank Group under this Agreement with respect to the Registrable Shares may be transferred to any transferee who acquires (otherwise than in a registered public offering) such Registrable Shares in

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         compliance with the terms of the Common Stock Purchase Warrant issued by IVT to each Member and dated of even date herewith; provided, that any such transfer will be permitted only if the transferee executes an addendum to this Agreement, in form reasonably satisfactory to IVT, in which such transferee agrees to comply with and otherwise be bound by the terms and conditions hereof.

9.       INDEMNIFICATION

         (a) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, IVT will indemnify and hold harmless each Member and each underwriter of the Registrable Shares thereunder and each person who controls such Member or such underwriter within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which any Member or any underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Shares was registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Member, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that IVT will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Member, such underwriter or such controlling person specifically for use in such registration statement or prospectus; provided, further, that IVT will not be liable hereunder to any underwriter or any person who controls an underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

         (b) In the event of a registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Member will indemnify and hold harmless IVT and each person who controls IVT within the meaning of the Securities Act and the Exchange Act, each officer of IVT who signs the registration statement, each director of IVT, each underwriter and each person who controls any underwriter within the meaning of the Securities Act and the Exchange Act, against all losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which IVT or such officer or director or underwriter or controlling person may become subject under the Securities Act,

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         the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registrable Shares was registered under the Securities Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse IVT and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that each Member will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to such Member made in reliance upon and in conformity with information pertaining to such Member, as such, furnished in writing to IVT by such Member specifically for use in such registration statement or prospectus ("MEMBER INFORMATION"); provided, further, that no Member will be liable hereunder to any underwriter or any person who controls an underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission in Member Information contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act; and provided, further, that the liability of such Member hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such Member under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the amount of the proceeds received by such Member from the sale of the Registrable Shares covered by such registration statement.

         (c) Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.


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         (d) If the indemnification provided for under this Agreement is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefit received by IVT from the offering of such Member's securities; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of IVT on the one hand and such Member on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by IVT on the one hand and the Members on the other shall be the net proceeds from the offering (before deducting expenses) received by IVT on the one hand and such Member on the other. The relative fault of IVT on the one hand and the Members on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by IVT or the Members and the parties' relevant intent, knowledge, access to information and opportunity to prevent or correct such statement or omission. IVT and each Member agree that it would not be just and equitable if contribution pursuant to this
         SECTION 9(D) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this SECTION 9(D). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above in this SECTION 9(D) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the provisions of SECTION 9(C) hereof. Notwithstanding the provisions of this SECTION 9(D), no Member shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the proceeds received by such Member. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. IVT also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event IVT's indemnification is unavailable for any reason.

10. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by the laws of the State of Texas without regard to conflict of law principles thereof. The parties hereby irrevocably submit in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement to the exclusive jurisdiction and venue of the United States District Court for the Southern District of Texas,

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
         Houston Division, and waive any and all objections to the jurisdiction and venue that they may have under applicable law.

11. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

13. NOTICE; TIME PERIODS. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered personally or sent by telecopier (with receipt confirmed), and two days after the date of mailing sent by reputable overnight delivery service (receipt requested), in each case to the other parties at the following addresses and telecopier numbers (or to such other address or telecopier number as shall be communicated to the other parties by like notice):

         If to IVT, to:

                  Innovative Valve Technologies, Inc.
                  2 Northpoint Drive
                  Houston, Texas 77060
                  Attention: Mr. Charles F. Schugart
                  Telecopy: 281/925-0360

         With a Copy to:

                  Boyer Ewing & Harris Incorporated
                  Nine Greenway Plaza, Suite 3100
                  Houston, Texas 77046
                  Attention: John R. Boyer, Jr.
                  Telecopy: 713/871-2024

         If to a Member, to:

                  Chase Bank of Texas, National Association
                  5 CBB E-78
                  712 Main Street
                  Houston, Texas 77002
                  Attn:   Manager, Diversified Corporate Group
                  Telecopy :  713/216-6004

                  Bank of America Texas, N.A.
                  901 Main Street, 11th Floor
                  Dallas, Texas 25202-3714
                  Attn: Mr. Mark Henze
                  Telecopy:  214/508-2588

                  Comerica Bank
                  One Shell Plaza
                  910 Louisiana
                  Houston, Texas 77002
                  Attn: Mr. Eric Lundquist
                  Telecopy:  713/220-5651

                  Wells Fargo Bank
                  1000 Louisiana, 3rd Floor
                  Houston, Texas 77002
                  Attn: Mr. Roger Fruendt
                  Telecopy:  713/739-1076

                  National City Bank of Kentucky
                  101 South Fifth Street
                  Louisville, Kentucky 40402
                  Attn: Mr. Jerry Miles
                  Telecopy:  502/581-5203

         With a copy to:

                  Locke Liddell & Sapp LLP
                  3400 Chase Tower
                  600 Travis
                  Houston, Texas 77002
                  Attn: Mr. Kevin N. Peter
                  Telecopy:  713/223-3717



               [REMAINDER OF PAGE BLANK AS SIGNATURE PAGE FOLLOWS]

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
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             INNOVATIVE VALVE TECHNOLOGIES, INC.

                                             By:________________________________
                                                Charles F. Schugart,  President,



                                             CHASE BANK OF TEXAS, N.A.

                                             By:________________________________
                                                     _____________
                                                     _____________


                                             WELLS FARGO BANK (TEXAS), NATIONAL
                                             ASSOCIATION


                                             By:________________________________
                                                     _____________
                                                     _____________



                                             BANK OF AMERICA TEXAS, N.A.


                                             By:________________________________
                                                     _____________
                                                     _____________

                                             COMERICA BANK-TEXAS



                                             By:________________________________
                                                     _____________
                                                     _____________





                                             NATIONAL CITY BANK OF KENTUCKY



                                             By:________________________________
                                                     _____________
                                                     _____________



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